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                                                                Exhibit 10.93(c)


                          OUTSOURCE INTERNATIONAL, INC.

                         1144 EAST NEWPORT CENTER DRIVE

                         DEERFIELD BEACH, FLORIDA 33442

                           WARRANT PURCHASE AGREEMENT
                           --------------------------

Fleet National Bank
Comerica Bank
LaSalle Bank National Association
SunTrust Bank
c/o Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts 02110

                              Dated as of: August 15, 2000

Ladies and Gentlemen:

             The undersigned, Outsource International, Inc., a Florida corporation (hereinafter, together with its successors and assigns, the "COMPANY"), proposes to issue and sell to each of Fleet National Bank, Comerica Bank, LaSalle Bank National Association and SunTrust Bank (together with their respective successors and assigns, each a "BANK" and, collectively, the "BANKS"), Common Stock Purchase Warrants of the Company in the form of EXHIBIT A hereto, on the terms and subject to the conditions contained in this Agreement.

             Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                              CERTAIN DEFINED TERMS

         As used herein, the following terms shall have the respective meanings assigned to them in this Article I:

         "ABLECO SECURITIES" shall mean all shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrant dated the date hereof issued to Ableco Holding LLC for the purchase of up to 200,000 shares of Common Stock.


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         "ARTICLES OF INCORPORATION" shall have the meaning ascribed to that term in ss.2.1(a) hereof.

         "ASSIGNMENT AGREEMENT" means the Assignment of Remaining Principal dated as of the date hereof made by the Banks in favor of the Refinancing Lenders.

         "BANK" shall have the meaning ascribed to that term in the preamble hereto.

         "BANK AFFILIATE" shall have the meaning ascribed to that term in
Article IX hereof.

         "CLOSING" shall have the meaning ascribed to that term in Article IV hereof.

         "CLOSING DATE" means the date of the Closing.

         "CLOSING PRICE" means, with respect to shares of Common Stock on any day, (i) the last reported sales price on such day on the principal stock exchange or Nasdaq National Market System or Nasdaq SmallCap Market on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, system or market, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, system or market, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the Nasdaq National Market System or the Nasdaq SmallCap Market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau, Inc. (or any similar firm then engaged in such business), or (iv) if such prices in the over-the-counter market are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company, acting in good faith.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" shall have the meaning ascribed to that term in ss.2.1(a) hereof.

         "COMPANY" shall have the meaning ascribed to that term in the preamble hereto.

         "DELAY FEE" shall have the meaning ascribed to that term in ss.7.1(g) hereof.

         "DEMAND REGISTRATION" has the meaning ascribed to such term in ss.7.1(a) hereof.

         "ELIGIBLE PERCENTAGE" means, in relation to the Investors in connection with a particular issue of New Securities, the percentage obtained by dividing
(i) the total number of Investor Shares held or deemed held of record by all such Investors on the relevant Offer Date, by (ii) the sum of (A) such total number of Investor Shares, PLUS (B) the total number of shares of Common Stock (exclusive of Investor Shares) issued and outstanding on such Offer Date or issuable upon conversion of or upon exercise of rights under any other securities of the Company outstanding on such Offer Date.


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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto.

         "EXISTING INDEBTEDNESS" means the outstanding principal amount of indebtedness of the Company in respect of loans outstanding under the Existing OI Credit Agreement. The term does not include letter of credit reimbursement obligations.

         "EXISTING OI CREDIT AGREEMENT" shall mean the Third Amended and Restated Credit Agreement dated as of July 27, 1998, as heretofore amended, among the Company, certain subsidiaries of the Company, Fleet National Bank, as agent and certain other financial institutions party thereto.

         "EXISTING REGISTRATION RIGHTS AGREEMENTS" means (a) the Registration Rights Agreement dated as of February 21, 1997 among the Company, Triumph-Connecticut Limited Partnership, Bachow Investment Partners III, L.P. and shareholders of the Company, (b) the registration rights granted by the Company to Robert Lefcort pursuant to that certain Separation Agreement and Release dated as of April 6, 2000 between the Company and Mr. Lefcort and (c) the Registration Rights Agreement dated as of the date hereof between the Company and Ableco Holding LLC.

         "FORM S-1","FORM S-3" and "FORM S-8" means the forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation.

         "HOLDERS" means, collectively, all Investors, including all transferees of Investors; and the term "Holder" shall mean any one of the Holders.

         "INDEMNIFIED PARTY" shall have the meaning ascribed to that term in ss.7.7(c) hereof.

         "INDEMNIFYING PARTY" shall have the meaning ascribed to that term in ss.7.7(c) hereof.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement dated as of the date hereof among the Ableco Finance LLC, in its capacity as agent pursuant to the Senior Credit Agreement, the lenders who are from time to time parties to the Senior Credit Agreement, Fleet National Bank, in its capacity as agent pursuant to the Subordinated Credit Agreement, the lenders who are from time to time parties to the Subordinated Credit Agreement, the Company and the subsidiaries of the Company.

         "INVESTOR CONSENT" means, at any particular date, the consent, approval or vote of the Majority Investors.


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         "INVESTORS" means, collectively, (i) each of the Banks so long as such
Banks shall continue to own and hold of record any of the Securities, (ii) each transferee of any of the Banks so long as such transferee shall continue to own and hold of record any of the Securities and (iii) each transferee of any other Investor so long as such transferee shall continue to own and hold of record any of the Securities.

         "INVESTOR PERCENTAGE" shall have the meaning ascribed to that term in ss.8.1(c) hereof.

         "INVESTOR SHARES" means, in relation to any Investor at any particular date, (i) all shares of Common Stock held of record by such Investor on such date, and (ii) all shares of Common Stock issuable by the Company to such Investor upon conversion of or in exchange for or upon exercise of rights under all other capital stock or other securities (including the Warrants and any other warrants and options) of the Company held of record by such Investor on such date; and, in this Agreement, each Investor shall be deemed to hold of record on any particular date the total number of shares of Common Stock issuable by the Company upon conversion of or in exchange for or upon exercise of rights under all capital stock or other securities (including the Warrants and any other warrants or options) of the Company then held of record by such Investor.

         "MAJORITY INVESTORS" means, in relation to the Investors at any particular date, Investors holding of record or deemed to be holding of record, at such date, at least fifty-one percent (51%) of the total number of all Investor Shares then held or deemed held of record by all Investors on such date.

         "MAJORITY OF THE REGISTRABLE SECURITIES" means, in relation to any registration, more than fifty percent (50%) of all Registrable Securities included or to be included in such registration.

         "MINIMUM NUMBER" means, in relation to a Demand Registration, more than twenty-five percent (25%) of all Registrable Securities included or to be included in such registration.

         "NASDAQ" means the National Association of Securities Dealers automated quotation system.

         "NEW SECURITIES" shall mean any capital stock of the Company of any class, whether now authorized or not, and any rights, options or warrants to purchase any such capital stock, and securities (including, without limitation, debt obligations) of any type whatsoever that are, or may become, convertible into or exchangeable for any such capital stock; PROVIDED, HOWEVER, that the term "NEW SECURITIES" shall not include: (i) the Warrants issued or issuable by the Company pursuant to this Agreement and all Warrant Shares issuable on exercise of rights under any of the Warrants; (ii) shares of Common Stock issued to the Company's directors, officers and employees pursuant to the Company's Stock Option Plan; PROVIDED that in no event shall the total number of shares


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of Common Stock issued pursuant to such Stock Option Plan exceed 2,000,000;
(iii) shares of Common Stock issued to an existing shareholder of the Company pursuant to such shareholder's exercise of any preemptive rights held by such shareholder to the extent such right arises or derives from the exercise by any of the Investors of its preemptive rights under ss.8.1 hereof; (iv) shares of Common Stock issued upon the exercise of currently outstanding warrants to purchase an aggregate of up to 1,250,422 shares of Common Stock; (v) shares of Common Stock issued to Ableco Holding LLC upon the exercise of warrants to purchase an aggregate of up to 200,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant dated as of the date hereof; (vi) shares of capital stock, or rights, options or warrants to purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, issued as partial consideration for any debt financing or any debt refinancing extended to the Company; or (vii) shares of Common Stock to be offered and sold pursuant to any underwritten public offering pursuant to an effective Registration Statement under the Securities Act.

         "NOTES" shall have the meaning for such term set forth in the Subordinated Credit Agreement.

         "OFFER DATE" shall have the meaning ascribed to that term in ss.8.1(a) hereof.

         "OFFER NOTICE" shall have the meaning ascribed to that term in ss.8.1(a) hereof.

         "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PIGGYBACK REGISTRATION" shall have the meaning ascribed to that term in ss.7.2(a) hereof.

         "PREFERRED STOCK" shall have the meaning ascribed to that term in ss.2.1(a) hereof.

         "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

         "REFINANCING LENDERS" means Ableco Finance LLC, The CIT Group/Business Credit, Inc. and the other lenders party to the Senior Credit Agreement.

         "REGISTER, REGISTERED AND REGISTRATION" refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such Registration Statement.


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         "REGISTRABLE SECURITIES" means, in relation to the Holders at any particular time: (A) all shares of Common Stock issuable upon conversion of or in exchange for or upon exercise of rights under any capital stock or other securities (including, without limitation, options and warrants) of the Company held of record by Holders at such time; and (B) all shares of Common Stock held of record at such time by Holders.

         "REGISTRATION EXPENSES" shall have the meaning ascribed to that term in ss.7.6(a) hereof.

         "REGISTRATION PERIOD" shall have the meaning ascribed to that term in ss.7.1(g) hereof.

         "REGISTRATION STATEMENT" means any Registration Statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "RULE 144" means Rule 144 issued by the Commission under the Securities Act, or any subsequent rule pertaining to the disposition of securities without registration.

         "SECURITIES" means the Warrants and the Warrant Shares.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any federal statute or code which is a successor thereto.

         "SENIOR CREDIT AGREEMENT" shall mean the Financing Agreement dated as of the date hereof among the Refinancing Lenders, the Company, Outsource International of America, Inc., Outsource Franchising, Inc., Guardian Employer East, LLC and Guardian Employer West, LLC.

         "SUBORDINATED CREDIT AGREEMENT" shall mean the Restructuring Agreement dated as of the date hereof, as amended and in effect from time to time, among the Company, Fleet National Bank, as agent and certain other financial institutions party thereto.

         "SUBSIDIARY" means, in relation to the Company at any particular time, any other corporation at least fifty percent (50%) of the outstanding voting shares in the capital of which shall be owned or controlled (whether directly or indirectly) by the Company and/or by any one or more of the Company's other Subsidiaries.

         "TRADING DAY" shall mean any day on which trading takes place (a) if the Common Stock is then listed or admitted to trading on the Nasdaq National Market, on the Nasdaq National Market, (b) if the Common Stock is then listed or admitted to trading on the Nasdaq SmallCap Market, on the Nasdaq SmallCap Market, (c) if the Common Stock is



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then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or (d) otherwise, in the over-the-counter market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau, Inc.

         "UNDERWRITERS' MAXIMUM NUMBER" shall have the meaning ascribed to that term in ss.7.1(e) hereof.

         "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" refers to any registration in which securities of the Company are sold or to be sold pursuant to a firm commitment underwriting.

         "WARRANTS" shall have the meaning ascribed to that term in ss.2.2(a) hereof and shall in any event include all other warrants delivered in exchange or in substitution therefor.

         "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of any of the Warrants.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Banks as follows:

         SS.2.1. CAPITALIZATION OF COMPANY.

         (a) The authorized capital stock of the Company consists of: (i) 10,000,000 shares of Preferred Stock, par value $.001 per share (the "PREFERRED STOCK"), of which 1,000,000 shares are designated as Series A Participating Preferred Stock, (the "SERIES A PREFERRED STOCK"); and (ii) 100,000,000 shares of common stock, par value $.001 per share (the "COMMON STOCK"). The Common Stock and the Preferred Stock have the voting powers, rights, and privileges stated therefor in the Company's Articles of Incorporation (the "ARTICLES OF INCORPORATION").

         (b) The Company's issued and outstanding capital stock consists of solely of 8,687,488 shares of Common Stock. All of such shares of Common Stock have been duly and validly issued and are fully paid and non-assessable.

         (c) Except for the Warrants and except as set forth on Schedule 5.2 of the Subordinated Credit Agreement, the Company has not granted or issued any options, warrants or other rights to acquire, or any securities convertible into, any shares of Preferred Stock or Common Stock, and there are no agreements of the Company for the purchase or sale of any shares of Preferred Stock or Common Stock or securities exercisable for or convertible into shares of Preferred Stock or Common Stock, other than


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options granted under the Stock Option Plan exercisable for up to 2,000,000 shares of Common Stock (the "OUTSTANDING OPTIONS"). Except with respect to Outstanding Options to purchase up to 20,000 shares of Common Stock, the exercise price of all Outstanding Options is greater than or equal to $1.25 per share.

         (d) As of the Closing Date, after giving effect to the issuance of the Warrants hereunder, (i) an aggregate of 10,485,303 shares of Common Stock are issued outstanding on a fully-diluted basis and (ii) the Warrant Shares constitute 5% of the issued and outstanding Common Stock on a fully-diluted basis. As used in this Section 2.1(d), the issued and outstanding Common Stock "on a fully-diluted basis" shall mean the outstanding Common Stock as diluted by the issuance of all shares of Common Stock issuable as of the Closing Date upon the exercise of all then outstanding and exercisable warrants, options or convertible securities pursuant to which the Company is then obligated to issue Common Stock, but specifically excluding all Common Stock issuable upon exercise of Outstanding Options for which the exercise price is greater than or equal to $1.25 per share.

         SS.2.2. AUTHORIZATION OF WARRANTS.

         (a) The Board of Directors of the Company has duly and properly authorized (i) the issuance to the Banks of the Company's Common Stock Purchase Warrants in the form of EXHIBIT A annexed hereto (the "WARRANTS") evidencing rights to subscribe for and purchase from the Company 524,265 shares of the Company's Common Stock and (ii) the issuance to the holders of the Warrants of the shares of Common Stock issuable by the Company upon exercise of the Warrants. Upon the issuance of the shares of Common Stock issuable by the Company upon exercise of the Warrants in accordance with the terms thereof, such shares shall be duly and validly issued, fully paid and nonassessable.

         (b) The Warrants will be exercisable at any time and from time to time prior to the expiration of the Warrants as set forth in clause (c) below at a price, subject to adjustment as therein provided, of $.001 per Warrant Share. The Warrants will be in the form of EXHIBIT A annexed to this Agreement.

         (c) The Warrants shall expire upon the earliest to occur of (i) exercise in full or (ii) August 15, 2010.

         SS.2.3. APPROVALS; NO CONFLICTS, ETC.

         (a) No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority, domestic or foreign, stock exchange or Nasdaq National Market System or similar governing body is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, other than approvals, filings and registrations with the Commission, Nasdaq and similar governmental authorities or governing bodies in connection with the exercise of registration rights under Article VII hereof.


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         (b) The execution and delivery of this Agreement by the Company, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, do not result in any breach or violation of, or any default under, any term or provision of (i) the Company's Articles of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties.

         (c) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Warrants or the Warrant Shares.

         SS.2.4. OFFERING. Subject to the representations and warranties of the Banks in Article V hereof, the offer, sale and issuance of the Securities as contemplated by this Agreement are not subject to the registration requirements of the Securities Act, and neither the Company, nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

         SS.2.5. REGISTRATION RIGHTS. Except for the Existing Registration Rights Agreements, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

         SS.2.6. FORM 10-K AND FORM 10-Q. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ending March 31, 2000 each complied as to form in all material respects with the applicable requirements of the Exchange Act and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.


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                                   ARTICLE III

                                SALE AND PURCHASE
                                   OF WARRANTS

         SS.3.1. SALE AND PURCHASE OF WARRANTS. At the Closing hereunder, the Company will issue and sell to the Banks or their designees, and, subject to the terms and conditions hereof and in reliance upon the written representations and warranties of the Company, the Banks or their designees will severally purchase from the Company, for the aggregate purchase price specified in Section 3.2 below, the Warrants, in the respective amounts set forth below:

                                            Number of shares of
                                            Common Stock for which
                                            the Warrants are Exercisable
                                            ----------------------------

         Fleet National Bank                215,874

         Comerica Bank                      123,356

         LaSalle Bank National              123,356
           Association

         SunTrust Bank                       61,679

                  TOTAL:                    524,265

         SS.3.2. PURCHASE PRICE. The purchase price for the Warrants shall consist of (a) the forgiveness by the Banks of a portion of the Existing Indebtedness at the Closing pursuant to the Subordinated Credit Agreement and
(b) the assignment by the Banks at the Closing, pursuant to the terms of the Assignment Agreement and at the request of the Company, to the Refinancing Lenders or their nominees, of the Existing Indebtedness remaining after giving effect to (i) the payment to the Banks in cash at the Closing of a portion of the Existing Indebtedness, (ii) the exchange of a portion of the Existing Indebtedness at the Closing for the Notes pursuant to the Subordinated Credit Agreement and (iii) the forgiveness by the Banks of a portion of the Existing Indebtedness at the Closing as contemplated by the foregoing clause (a).

                                   ARTICLE IV

                                   THE CLOSING

         The closing under this Agreement (the "CLOSING") will take place at 9:00 a.m., local time, on August 15, 2000, or at such other time and on such other date as may be mutually agreed upon in writing by the Banks and the Company. At the Closing, the Company will (among other things) deliver to the Banks the Warrants purchased by the Banks hereunder, duly executed by the Company, and the Banks will deliver to the Company the total purchase price payable by the Banks for the Warrants by executing and delivering to the Company the Assignment Agreement. In addition, at the Closing, the



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Company will deliver to the Banks an opinion of counsel in form and substance reasonably satisfactory to the Banks.

                                    ARTICLE V

                          REPRESENTATIONS OF THE BANKS

         Each of the Banks severally represents and warrants to the Company that:

         (a) Such Bank is purchasing Warrants from the Company in accordance with the terms hereof for such Bank's own account without a view to any distribution thereof in violation of the Securities Act, but, SUBJECT, NEVERTHELESS, to any requirement of law that the disposition of such Bank's property shall at all times be within such Bank's control. Such Bank has been informed and understands that the Securities have not been registered pursuant to the provisions of Section 5 of the Securities Act and must be held indefinitely unless such Securities are subsequently registered under the provisions of the Securities Act or an exemption from such registration is available.

         (b) Such Bank is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

         (c) Such Bank understands that each stock certificate or instrument representing or evidencing any Securities shall bear a legend in or substantially in the following form:

         "THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, and may not be sold or transferred IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAW.

         thIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A WARRANT PURCHASE AGREEMENT DATED AS OF August 15, 2000 AMONG THE COMPANY AND CERTAIN HOLDERS OF WARRANTS OF THE cOMPANY. UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, A COPY OF THE WARRANT PURCHASE AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS."


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                                   ARTICLE VI

                              COVENANTS OF COMPANY

         The Company hereby covenants with each of the Investors that until all of the Warrants have been exercised in full, except as otherwise expressly permitted or provided, in any particular instance, by a written Investor
Consent:

         SS.6.1. RECORDS AND ACCOUNTS. The Company will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         SS.6.2. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Company will deliver to each of the Investors:

                           (a) as soon as practicable, but in any event not
                  later than ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries and the consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified by Deloitte & Touche LLP or by other independent certified public accountants of nationally recognized standing selected by the Company;

                           (b) as soon as practicable, but in any event not
                  later than forty-five (45) days after the end of each of the fiscal quarters of the Company, copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries and the unaudited consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

                           (c) as soon as practicable, but in any event within
                  thirty (30) days after the end of each month in each fiscal year of the Company, unaudited monthly consolidated financial statements of the Company and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Company and its Subsidiaries for such month, each



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                                      -13-


                  prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial condition of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

                           (d) contemporaneously with the filing or mailing
                  thereof, copies of all materials filed with the Commission or sent to the stockholders of the Company; and

                           (e) from time to time such other financial data and
                  information (including accountants' management letters) as any Investor may reasonably request.

         So long as the Subordinated Credit Agreement remains in effect, the Company may satisfy its obligations under this ss.6.2 by delivering to each Investor the information which it is required to deliver to the Bank under the corresponding covenants contained in the Subordinated Credit Agreement at the times required by such covenants.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         The Company hereby grants to the Investors certain rights to require the Company to register Common Stock of the Company in compliance with the Securities Act and certain rights to participate with the Company in any registration by the Company of Common Stock under the Securities Act. The provisions governing such registration rights are set out in this Article VII. The Company and the Investors hereby absolutely and unconditionally agree to be bound and governed by, and specifically make and adopt, all of the terms and provisions contained in this Article VII. A Holder shall, for all purposes of this Article VII, unless the context shall otherwise require, be deemed to hold, at any particular time, all shares of Common Stock issuable upon conversion of or in exchange for or upon exercise of rights under all capital stock or other securities (including, without limitation, options and warrants) of the Company held of record by such Holder at such time.

         SS.7.1. DEMAND REGISTRATIOn.

         (a) REQUESTS FOR DEMAND REGISTRATION.

                  (i) Subject to the limitations contained in the following paragraphs of this ss.7.1, the Holders of a majority of the Registrable Securities at any time outstanding may at any time and from time to time give to the Company, pursuant to this clause (i), a written request for the registration by the Company under the

         Securities Act of all or any part of the Registrable Securities of such Holders (such registration being herein called a "DEMAND REGISTRATION"). Within ten (10) days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

                  (ii) Subject to the limitations contained in the following paragraphs of this ss.7.1, after the receipt of each such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within thirty (30) days after the date on which the Company shall have given to all Holders a written notice of registration request pursuant to ss.7.1(a)(i) hereof, the written requests of such Holders for inclusion in such Demand Registration, and
         (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this clause (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof.

         (b) LIMITATIONS ON DEMAND REGISTRATION.

                  (i) The Holders of Registrable Securities will not be entitled to require the Company to effect more than one Demand Registration on Form S-1 (or other comparable form adopted by the Commission). The foregoing limitation shall not apply to Demand Registrations on Form S-3 (or other comparable form adopted by the Commission), which shall be unlimited in number.

                  (ii) The Company shall not be obligated or required to effect any Demand Registration of any Registrable Securities pursuant to ss.7.1(a) hereof unless and until the Holders shall have requested, pursuant to ss.7.1(a)(ii) hereof, the inclusion in such Demand Registration of not less than the Minimum Number of Registrable Securities applicable to such Demand Registration.

                  (iii) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to ss.7.1(a) hereof shall not, for purposes of this ss.7.1, count as a Demand Registration unless and until such registration shall have become effective and such registration remains current and effective for a minimum period of one year such that all such Registrable Securities included in such registration which remain unsold may be sold pursuant thereto.

                  (iv) The Company shall not be obligated or required to effect any Demand Registration of any Registrable Securities pursuant to ss.7.1(a) hereof during the period commencing on the date falling sixty
         (60) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days following the effective date of, any Registration Statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of Holders for such Demand Registration pursuant to ss.7.1(a)(i) hereof shall have been received by the Company after the Company shall have given to all Holders of Registrable Securities a written notice stating that the Company is commencing an underwritten registration initiated by the Company; PROVIDED, HOWEVER, that the Company will use its best efforts in good faith to cause any such Registration Statement to be filed and to become effective as expeditiously as shall be reasonably possible.

         (c) EFFECTIVE REGISTRATION - EXPENSES. In any registration initiated by the Holders as a Demand Registration pursuant to ss.7.1(a) hereof, the Company will pay all Registration Expenses of each such registration regardless of whether such registration constitutes a Demand Registration for purposes of this ss.7.1.

         (d) LIMITATION ON RIGHTS TO PIGGYBACK ON DEMAND REGISTRATIONS.

                  (i) Neither the Company nor any of its securityholders (other than Holders of Registrable Securities in their capacity as Holders and the holder(s) of the Ableco Securities) shall have the right or otherwise be entitled to include any of the Company's securities in any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to ss.7.1(a) hereof, unless (A) such securities are of the same class as the Registrable Securities to be included in such Demand Registration, and (B) if such Demand Registration is an underwritten offering, the Company or (as the case may be) such securityholders shall have duly and properly agreed in writing to sell their securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

                  (ii) The Company will not grant or agree to grant to any Persons any registration rights which will conflict or be inconsistent in any respect with any of the provisions of clause (i) of this ss.7.1(d). In the event of any such conflict or inconsistency, the provisions of such clause (i) shall in any case prevail and be controlling.

         (e) PRIORITY ON DEMAND REGISTRATIONS. If any Demand Registration is an underwritten offering, and the managing underwriters shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration that, in the reasonable opinion of such managing underwriters, marketing factors require a limitation on the total number of securities to be underwritten (the "UNDERWRITERS' MAXIMUM NUMBER"), then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities and Ableco Securities requested by the holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities and Ableco Securities shall be allocated PRO RATA among the holders of such Registrable Securities and

Ableco Securities on the basis of the number of Registrable Securities and Ableco Securities requested to be included therein by each such holder; (ii) if the Underwriters' Maximum Number exceeds the number of Registrable Securities and Ableco Securities requested by the holders thereof to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities and Ableco Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which Persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess.

         (f) SELECTION OF UNDERWRITERS. The holders of a Majority of the Registrable Securities to be included in any Demand Registration shall determine whether or not such Demand Registration shall be underwritten. If any Demand Registration is an underwritten offering, or a best efforts underwritten offering, the investment bankers and managing underwriters in such registration will be selected by holders of a Majority of the Registrable Securities to be included in such Demand Registration, subject to the approval of the Company, not to be unreasonably withheld.

         (g) FAILURE TO TIMELY COMPLETE DEMAND REGISTRATION. In the event that the Company (i) fails to cause to be registered in accordance with this ss.7.1 (but subject to the limitations in clause (b) above) all of the Registrable Securities subject to a written request for Demand Registration within 150 days after the date of such written request (the "REGISTRATION PERIOD") or (ii) fails to maintain, as current and effective, any Registration Statement filed and made effective pursuant to a Demand Registration until the earlier of (i) such time as all Registrable Securities included in such registration, and which were actually offered for sale by the holder thereof, shall have been actually sold or (ii) one (1) year from the effective date of such Registration Statement, the Company shall, without prejudice to any other rights and remedies available to the holders of Registrable Securities, pay ratably to the holders of the Registrable Securities $50,000 for each month (pro rated for portions of a month) during which such failure continues after the Registration Period or the date on which the Registration Statement ceased to be current and effective (as applicable) (the "DELAY FEE"). The Delay Fee, if any, shall be due and payable on a monthly basis on the last day of each applicable month. In the event that the Delay Fee or any portion thereof is not paid when due, the unpaid portion of the Delay Fee shall bear interest compounded quarterly and payable on demand at a rate per annum equal to five and one-half percent (5 1/2%) above the Base Rate (as such term is defined in the Subordinated Credit Agreement). The Company shall pay all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs) incurred by any holder of Registrable Securities in connection with the collection of any Delay Fee payments or any interest payable thereon. Notwithstanding the foregoing provisions of this
Section 7.1(g), the obligations of the Company under this Section 7.1(g) to make any payments of the Delay Fee, any interest thereon and any collection costs associated therewith are subordinated to the prior payment in full of Senior Indebtedness (as such term is defined in the Intercreditor Agreement) pursuant to, and to the extent provided in, the Intercreditor Agreement.

         SS.7.2. PIGGYBACK REGISTRATIONS.

         (a) RIGHTS TO PIGGYBACK.

                  (i) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration), either for the Company's own account or for the account of any of its securityholders (other than the Holders of Registrable Securities in their capacity as Holders) (each such registration being herein called a "PIGGYBACK REGISTRATION"), the Company will give written notice to all Holders of Registrable Securities of the Company's intention to effect such Piggyback Registration not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any Persons (other than the Holders of Registrable Securities in their capacities as Holders), and (B) thirty
         (30) days prior to the anticipated filing date of such Piggyback Registration.

                  (ii) Subject to the provisions contained in paragraphs (c) and
         (d) of this ss.7.2 and in the last sentence of this clause (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within thirty (30) days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to ss.7.2(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration. Any registration of Registrable Securities pursuant to this ss.7.2 shall not be counted as a Demand Registration pursuant to ss.7.1 hereof. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

         (b) PIGGYBACK REGISTRATION EXPENSES. The Company will pay all Registration Expenses of each Piggyback Registration attributable to Registrable Securities or otherwise incurred or sustained in connection with or arising out of the inclusion in each such Piggyback Registration of Registrable Securities.

         (c) PRIORITY ON PIGGYBACK REGISTRATIONS. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters' Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration that number of Registrable Securities and Ableco Securities requested by the holders thereof to be included in such registration and which does not exceed such excess and such Registrable Securities and Ableco Securities shall be allocated PRO RATA among the holders thereof on the basis of the number of Registrable Securities and Ableco Securities requested to be included therein by each such holder; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of securities which the Company shall be required to include in such registration pursuant to clause (ii) and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons shall have requested be included in such registration and which shall not be greater than such excess.

         (d) SELECTION OF UNDERWRITERS. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

         SS.7.3. LOCKUP AGREEMENTS.

         (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. Each Holder of Registrable Securities, any of whose Registrable Securities are included in any underwritten registration of the Company's securities, if the Company or the managing underwriters so request in connection with such registration, will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration, except, in each case, to the extent such Holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser; PROVIDED that each officer and director of the Company and each holder of more than three percent (3%) of the issued and outstanding shares of Common Stock shall enter into similar agreements; and PROVIDED FURTHER, that in the event that the Company is unable to complete an underwritten registration solely as a result of one or more Holders declining to agree to withhold Registrable Securities from sale in the exercise of such Holders' fiduciary duties or in such Holders' capacity as a fiduciary or investment adviser, the Company shall not be deemed to have breached its obligations to register Registrable Securities under this Article VII with respect to such proposed underwritten registration. Without limiting the scope of the term "fiduciary", a Holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

         (b) RESTRICTIONS ON PUBLIC SALE BY COMPANY. The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred and eightieth day following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration, except in connection with any such underwritten registration and except for any offering pursuant to an employee benefit plan and registered on Form S-8.

         SS.7.4. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (PROVIDED, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the Holders of Registrable Securities covered by such Registration Statement, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel and (i) in case of any Demand Registration, the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto, including documents incorporated by reference, to which the Holders of a Majority of the Registrable Securities covered by such Registration Statement shall reasonably object and (ii) in case of any Piggyback Registration, the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which, as to any information regarding the Holders of the Registrable Securities contained therein, the Holders of a Majority of the Registrable Securities covered by such Registration Statement shall reasonably object);

         (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for not more than six (6) months (one (1) year in case of a Demand Registration) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement and cause the

Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

         (c) upon request, furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and each Prospectus filed under Rule 424 of the Securities Act) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by such seller in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, use its best efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

         (e) notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; PROVIDED that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to such seller;

         (f) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange or automatic quotation system, if any, on which similar securities issued by the Company are then listed;

         (g) provide a transfer agent for all such Registrable Securities not later than the effective date of such Registration Statement;

         (h) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a Majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (i) make available for inspection on a confidential basis by any seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

         (j) permit any Holder of Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to ss.7.7(b) hereof;

         (k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

         (l) if requested by the managing underwriter or underwriters or any holder of Registrable Securities in connection with any sale pursuant to a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such Holder reasonably requests to be included therein, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such Prospectus supplement or post-effective amendment;

         (m) cooperate with the Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request;

         (n) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

         (o) use its best efforts to obtain:

                  (i) at the time of effectiveness of each registration, a "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Holders of a Majority of the Registrable Securities covered by such registration and the underwriters reasonably request; and

                  (ii) at the time of any underwritten sale pursuant to a Registration Statement, a "bring-down comfort letter", dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Holders of a Majority of the Registrable Securities covered by such Registration Statement and the underwriters reasonably request;

         (p) use its best efforts to obtain, at the time of effectiveness of each Piggyback Registration and at the time of any sale pursuant to each registration, an opinion or opinions, favorable in form and scope to the Holders of a Majority of the Registrable Securities covered by such registration, from counsel to the Company in customary form; and

         (q) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover said twelve month period.

         SS.7.5. COOPERATION BY PROSPECTIVE SELLERS, ETC.

         (a) INFORMATION REQUESTS. Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller in connection with any Registration Statement with respect to such Registrable Securities.

         (b) FAILURE TO COOPERATE. The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Article VII shall not affect the obligations of the Company under this Article VII to any remaining sellers who furnish such information and documents unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the Registration Statement or the underlying offering.

         (c) SUSPENSION OF SALES. The Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or Prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

         (d) REMOVAL OF SHARES FROM REGISTRATION. At the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by ss.7.4 hereof (and any extensions thereof required by the preceding paragraph (c) of this ss.7.5), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

         (e) WARRANTS OR OPTIONS. Notwithstanding any other provision herein to the contrary, no Holder of Registrable Securities which constitute warrants or options shall be required to exercise such warrants or options in connection with any registration prior to the applicable Registration Statement becoming effective.

         SS.7.6. REGISTRATION EXPENSES.

         (a) EXPENSES BORNE BY THE COMPANY. All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to ss.7.1 or ss.7.2 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and of counsel for the sellers of Registrable Securities (subject to the limitations contained in paragraph (b) of this ss.7.6), fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions, but including underwriters' liability insurance if the Company or if the underwriters so require), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other Persons retained by the Company (all such costs and expenses being herein called, collectively, the "REGISTRATION EXPENSES"), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of liability insurance referred to above, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or other trading market or system on which similar securities of the Company are then listed.

         (b) ATTORNEYS' FEES; TAXES. In connection with each registration of Registrable Securities pursuant to this Article VII, the Company will reimburse the Holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of one law firm which acts as counsel chosen by the Holders of a Majority of the Registrable Securities. The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Article VII.

         (c) PAYMENT BY HOLDER. To the extent that Registration Expenses incident to any registration are, under the terms of this Article VII, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

         SS.7.7. INDEMNIFICATION.

         (a) INDEMNIFICATION BY COMPANY. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act), against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such

Holder, officer, director, partner, controlling Person, and underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, officer, director, partner, controlling Person, or underwriter and stated to be exclusively and specifically for use therein.

         (b) INDEMNIFICATION BY EACH HOLDER. Each Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each Person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, and such Holder will reimburse each underwriter, the Company and each other Person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information furnished to the Company in any instrument duly executed by such Holder and stated to be specifically for use in such Prospectus, offering circular or other document (or related Registration Statement, notification or the like) or any amendment or supplement thereto. The maximum liability under this paragraph (b) of each Holder joining in any registration shall be limited to the aggregate amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration.

         (c) INDEMNIFICATION PROCEEDINGS. Each party entitled to indemnification pursuant to this ss.7.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification pursuant to this ss.7.7 (the "INDEMNIFYING PARTY") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and PROVIDED FURTHER, that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to and are inconsistent with those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this ss.7.7, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any Person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the indemnified which are reasonably related to the matters covered by the indemnity agreement provided in this ss.7.7; and PROVIDed, FURTHer, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this ss.7.7 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged (or the indemnification liability of such Indemnifying Party hereunder would be increased) solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this ss.7.7 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         (d) CONTRIBUTION IN LIEU OF INDEMNIFICATION. If the indemnification provided for in this ss.7.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expense (or actions in respect thereof) referred to therein, then the Indemnifying Party in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; PROVIDED, HOWEVER, that in no event shall the liability of any Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this ss.7.7(d) were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         SS.7.8. RULE 144 REQUIREMENTS; FORM S-3. The Company will use its best efforts to take such steps as are necessary to allow the Company to become, and remain, eligible to register securities on Form S-3 (or any comparable form adopted by the Commission) for resale purposes, and to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 or Rule 144A of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to such Rules. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time, a written statement signed by the Company, addressed to such Holder, as to whether the Company has complied with the current public information requirements of Rule 144 or Rule 144A. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than one (1) year, and (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

         SS.7.9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration pursuant to this Article VII unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions contained in this Article VII, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements, PROVIDED, HOWEVER, that no such indemnities or underwriting agreements shall provide for indemnification or contribution obligations of any Holder to a greater extent than the obligations of such Holder set forth in ss.7.7(b) hereof. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

         SS.7.10. NO INCONSISTENT AGREEMENTS. The Company will not, at any time after the effective date of this Agreement, enter into, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company to Investors pursuant to Article VII of this Agreement or otherwise conflicts with the provisions hereof.

         SS.7.11. REGISTRABLE SECURITIES HELD BY THE COMPANY. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Article VII, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders pursuant to and in compliance with any of the terms of Article VII of this Agreement.

         SS.7.12. TERM. The agreements of the Company contained in this Article VII shall continue in full force and effect so long as any Holder holds any Registrable Securities.

                                  ARTICLE VIII

                           GRANT OF PREEMPTIVE RIGHTS

         The Company hereby grants to each of the Investors preemptive rights to purchase a portion of New Securities that the Company may from time to time after the effective date hereof propose to issue to any Person or Persons. The preemptive rights granted to each of the Investors by this Article VIII shall be governed by and subject to all of the terms and provisions contained in this
Article VIII:

         SS.8.1. PREEMPTIVE RIGHTS.

         (a) PROCEDURE FOR EXERCISING PREEMPTIVE RIGHTS. In the event (and on each occasion) that the Company shall decide to undertake an issuance of New Securities, the Company will give to each of the Investors written notice (an "OFFER NOTICE") of the Company's decision, describing the type of New Securities, the price, and the general terms upon which the Company has decided to issue the New Securities. Each Investor shall have thirty (30) days from the date on which the Company shall give the written Offer Notice to the Investors (the "OFFER DATE") to agree to purchase such New Securities for the price and upon the general terms specified in the Offer Notice, and in compliance with paragraphs (c) and (d) of this ss.8.1, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by such Investor. If, in connection with such a proposed issuance of New Securities, any Investor shall for any reason fail or refuse to give such written notice to the Company within such period of thirty (30) days, such Investor shall, for all purposes of this Article VIII, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all rights of such Investor under this Article VIII to purchase any of such New Securities.

         (b) FAILURE TO EXERCISE PREEMPTIVE RIGHTS. In the event that any Investors shall fail or refuse to exercise in full their rights of first refusal within said thirty (30) day period, the Company shall have one hundred twenty
(120) days thereafter to sell the quantity of New Securities which the Investors did not agree to purchase pursuant to paragraphs (c) and (d) of this ss.8.1, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Offer Notice to each of the Investors. In the event the Company has not sold the New Securities within said period of one hundred twenty (120) days, the Company will not thereafter issue or sell any New Securities without first offering such securities to each of the Investors in the manner provided by the foregoing provisions of this Article VIII. Notwithstanding the foregoing, in the event that the New Securities consist of Common Stock or securities convertible into or exercisable for Common Stock, any Investors that fail or refuse to exercise in full their preemptive rights under ss.8.1(a) shall be entitled to participate in the sale of New Securities by selling a pro-rata portion (based on the number of shares of Common Stock held by such Investor (determined on a fully-diluted basis) divided by the total number of shares of Common Stock outstanding (determined on a fully-diluted basis) prior to the issuance of the New Securities) of the total number of securities that would otherwise be included in the New Securities proposed to be sold; PROVIDED, that the provisions of the foregoing sentence shall not apply to the extent that a Registration Statement is then in effect with respect to shares of Common Stock held by such Investor. The Company will use its best efforts to obtain the agreement of the prospective purchaser(s) of the New Securities to the participation of such Investors in any contemplated sale.

         (c) ALLOCATION OF NEW SECURITIES. Unless each of the Investors shall otherwise agree in writing, New Securities to be issued by the Company on any particular occasion shall be allocated among the Investors on the basis set forth below in this paragraph (c) and in paragraph (d) of this ss.8.1. Each Investor shall be entitled to purchase its Investor Percentage of any New Securities to be issued by the Company at any time after the date hereof. As used in this paragraph (c), in relation to any particular Investor and any particular issue of New Securities, the term "INVESTOR PERCENTAGE" shall mean the percentage obtained by multiplying:

                  (i) the percentage obtained by dividing (X) the total number of Investor Shares held or deemed held of record on the Offer Date by such Investor, by (Y) the total number of Investor Shares held or deemed held of record on the Offer Date by all Investors; by

                  (ii) the Eligible Percentage applicable to that particular issue of New Securities.

         (d) ALLOCATION OF UNPURCHASED NEW SECURITIES. If any Investor shall agree to purchase less than such Investor's PRO RATA portion of that part of an issue of New Securities allocable to the Investors (as determined pursuant to paragraph (c) of this ss.8.1), each Investor who shall be willing to purchase more than such Investor'S PrO RAta portion of the New Securities allocable to the Investors shall be entitled to such portion of the unallocated New Securities as the total number of Investor Shares held or deemed held of record by such Investor on the Offer Date bears to the total number of Investor Shares held of record on the Offer Date by all of the Investors who shall be willing to purchase more than their original PRO RATA portion of the New Securities allocable to the Investors (as determined pursuant to paragraph (c) of this ss.8.1). The procedure described in the preceding sentence for allocating New Securities among Investors willing to purchase such New Securities shall be repeated until all unallocated New Securities allocable to the Investors shall have been allocated among Investors willing to purchase such unallocated New Securities, all in compliance with the provisions contained in the preceding sentence of this paragraph (d).

         (e) COVENANT OF INVESTORS. Each Investor covenants with the Company and each of the other Investors that each written notice given to the Company by such Investor pursuant to paragraph (a) of this ss.8.1 shall be consistent and in compliance with the terms of paragraphs (c) and (d) of this ss.8.1.

         (f) DESIGNATION RIGHTS. Each Investor may designate any transferee of such Investor to exercise any preemptive rights of such Investor under this
Article VIII.

         SS.8.2. NO INCONSISTENT AGREEMENTS. The Company has not entered into, and will not, at any time after the Closing Date of this Agreement, enter into, any agreement or contract (whether written or oral) which is inconsistent in any respect with the preemptive rights granted by the Company to the Investors pursuant to Article VIII of this Agreement.

                                   ARTICLE IX

                             REGULATORY RESTRICTIONS

         Any other provisions hereof to the contrary notwithstanding, no Person which is a bank holding company or a subsidiary of a bank holding company (a "BANK AFFILIATE") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder shall be entitled to exercise the right under the Warrants to purchase any share or shares of Common Stock if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) as a result of such purchase, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote, or (b) such purchase would not be permitted. For purposes of this Article IX, a written statement of the Bank Affiliate exercising the Warrant, delivered upon surrender of the Warrant pursuant to the terms thereof, to the effect that the Bank Affiliate is legally entitled to exercise its rights under the Warrant to purchase securities and that such purchase will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Company and shall obligate the Company to deliver certificates representing the shares of Common Stock so purchased in accordance with the other provisions hereof and shall relieve the Company of any liability under this Article IX.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

         SS.10.1. SURVIVAL OF REPRESENTATIONS. The representations and warranties of the Company and of the Banks and the Investors contained in this Agreement, or any agreement, instrument or document delivered pursuant to any of the provisions of this

Agreement, shall survive the execution and delivery of this Agreement, any examination or investigation conducted by or on behalf of the Company or the Banks, and the Closing hereunder.

         SS.10.2. INDEMNIFICATION FOR MISREPRESENTATIONS. The Company agrees to indemnify and hold each of the Banks harmless from and against, and to pay to each of the Banks, on demand by any Bank from time to time, the full amount of any loss, claim, damage, liability, cost or expense (including reasonable attorneys' fees) resulting to any Bank from any false, incorrect or misleading representation or warranty of the Company contained in this Agreement, or any agreement, instrument or document delivered by the Company to any Bank pursuant to any of the provisions of this Agreement.

         SS.10.3. EXPENSES. Whether or not all or any of the arrangements or transactions contemplated by this Agreement or by any of the Warrants shall be consummated, the Company agrees to pay to the Investors, on demand by the
Investors: (a) all of the reasonable legal fees, PLUS all reasonable out-of-pocket expenses and disbursements, of Bingham Dana LLP, special counsel for Fleet National Bank, which have been or shall be incurred or sustained at any time in connection with the preparation, negotiation, execution or delivery of this Agreement, any of the Warrants or any other agreements, instruments or documents relating thereto; and (b) all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by any Investor at any time in connection with any modifications or amendments to or consents, approvals or waivers under this Agreement or any of the Warrants, or in connection with any litigation, proceeding or dispute arising out of or relating to this Agreement or any of the Warrants or relationships created thereby, or in connection with any action or proceeding taken by any Investor to protect or preserve all or any of the rights, remedies, powers or privileges of such Investor under any of such documents or to enforce any of the covenants, agreements or obligations of the Company under any of such documents (including, without limitation, all of the reasonable fees and disbursements of legal counsel for each Investor).

                                   ARTICLE XI

                                  MISCELLANEOUS

         SS.11.1. NOTICES.

         (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (i) if to the Company, at the address of the Company set forth on the first page hereof, or at such other address as shall have been furnished to each of the Investors in writing by the Company, and a copy thereof shall in any event be simultaneously transmitted to Donn
         A. Beloff, Esq., Akerman, Senterfitt & Eidson,

         P.A., 350 East Las Olas Boulevard, Suite 1600, Fort Lauderdale, Florida 33301-2227; or

                  (ii) if to any Investor, at such addresses (in each case) as shall have been furnished to the Company and to the other Investors by such Investor in writing, and a copy thereof shall in any event be simultaneously transmitted to Edwin E. Smith, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110.

         (b) Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile or (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

         SS.11.2. GOVERNING LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

         SS.11.3. AMENDMENTS AND WAIVERS.

         (a) Except as otherwise provided by paragraph (b) of this ss.11.3, and except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement, and none of the agreements, obligations or covenants of the Company contained in this Agreement, may be amended, modified, supplemented, waived or terminated unless
(i) the Company shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Company shall receive a prior written Investor Consent therefor.

         (b) Each of the terms and provisions contained in this ss.11.3 or in the definitions oF INVESTor CONSEnt or MAJORITY INVESTORS contained in Article I hereof may be amended, modified, supplemented, waived or terminated only by a written instrument or consent signed by the Company and by each of the Investors holding of record any Securities at the effective date thereof.

         (c) In connection with any action taken or to be taken pursuant to paragraph (a) of this ss.11.3, there shall be no obligation or requirement on the part of the Company, any of the Investors or any other Persons (i) to solicit or to attempt to solicit from all of the Investors the consent or approval of all of the Investors for such action, or (ii) to submit any notices of any kind to all of the Investors in advance of any action proposed to be taken pursuant to paragraph (a) of this ss.11.3. However, copies of all written consents or approvals given by Investors in connection with any action taken or to be taken pursuant to and in compliance with paragraph (a) of this ss.11.3 shall be sent by the Company, promptly after the receipt thereof by the Company, to each Investor who shall have failed or refused to give a written consent or approval for such action.

         (D) Any action taken pursuant to and in compliance with paragraph (a) of this ss.11.3 shall be binding upon the Company and upon all of the Investors, including all of the Investors who shall have failed or refused to give a written consent or approval for such action.

         SS.11.4. PROPORTIONAL ADJUSTMENTS. There are references in this Agreement to a specific price per share of the Company's Common Stock or to a specific number of shares in the capital of the Company. The specific price per share and the specific number of shares so stated are effective as of the Closing Date. The specific price per share and the specific number of shares so stated shall (in each case) be proportionally adjusted from time to time if (and on each occasion that) there shall be effected by the Company any stock dividend, stock split, subdivision of shares, combination of shares, reclassification, recapitalization or other similar corporate reorganization affecting the capital structure of the Company. The exact amount and the effective date of each adjustment effected pursuant to this ss.11.4 shall be determined in good faith and on a reasonable basis by the Board of Directors of the Company. The Company shall promptly notify each Investor in writing of each such adjustment.

         SS.11.5. INTEGRATION. Annexed to this Agreement iS EXHIBiT A. SucH
EXHIBit is an integral part of this Agreement and is hereby incorporated by reference.

         SS.11.6. RIGHTS AND OBLIGATIONS SEVERAL. The rights and obligations of each of the parties hereto shall be several (and not joint), except as otherwise expressly provided by this Agreement.

         SS.11.7. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SS.11.8. ENTIRE AGREEMENT. This Agreement and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

         SS.11.9. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         SS.11.10. BINDING EFFECT. All of the covenants and agreements of the Company contained in, and all of the rights granted by the Company pursuant to, this Agreement, shall inure to the benefit of each Investor, including each of the transferees of such Investor. Each Investor may assign or transfer any of such rights to any such transferee.

         SS.11.11. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by each of the parties hereto.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return such counterpart to the undersigned, whereupon this Agreement, as so accepted by you, shall become a binding agreement under seal between you and the undersigned.



                                           Very truly yours,



                                           OUTSOURCE INTERNATIONAL, INC.



                                           By: /s/ Jon H. Peterson
                                               ---------------------------------
                                               Name:  Jon H. Peterson
                                               Title: Vice President

Attest



------------------------


                                           Dated as of: August 15, 2000

         The foregoing Warrant Purchase Agreement with Outsource International, Inc. is hereby accepted by the undersigned on and as of the date thereof.

INVESTORS:

FLEET NATIONAL BANK



By: /s/ C. Christopher Smith
    -------------------------------
     Name:  C. Christopher Smith
     Title: Vice President

COMERICA BANK



By: /s/ Thomas J. Parnell
    -------------------------------
    Name:  Thomas J. Parnell
    Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION



By: /s/ David C. Shapiro
    ---------------------------------
    Name:  David C. Shapiro
    Title: First Vice President



SUNTRUST BANK



By: /s/ Byron P. Kurtgis
    ----------------------------------
    Name:  Byron P. Kurtgis
    Title: Director